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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):         July 5, 2005
                                                  -----------------------------

                             Advanced Photonix, Inc
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      Delaware                      1-11056                    33-0325836
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(STATE OR OTHER JURISDICTION      (COMMISSION                 (IRS EMPLOYER
    OF INCORPORATION)             FILE NUMBER)             IDENTIFICATION NO.)


    1240  Avenida Acaso, Camarillo, California                     93012
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


Registrant's telephone number, including area code:        (805) 987-0146
                                                    ---------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective July 5, 2005, the Board of Directors of Advanced Photonix, Inc. ("API") elected Robin F. Risser, 54, Lance Brewer, 47, and Donald Pastor, 51, to the board of directors of API.

Mr. Risser co-founded and was the Chief Executive Officer and a member of the board of directors of Picometrix, Inc. ("Picometrix") from 1992 until its acquisition by API in May 2005. Mr. Risser earned an MBA from the University of Michigan in 1978 and passed the CPA exam in 1975.

Mr. Risser is currently employed as the President and General Manager of API's Picometrix business unit at base salary of $185,000 per year and a bonus to be determined and approved by the board of directors of API. In May 2005, Mr. Risser was appointed to the position of Chief Financial Officer of API. Upon the signing of the employment agreement, Mr. Risser received a signing bonus of $30,000. In addition, the agreement provides that API's board of directors will use its reasonable best efforts to cause Mr. Risser to be elected to the board of directors as soon as reasonably possible after the date of execution of the employment agreement. Mr. Risser will be nominated to become a director of API at its 2005 annual shareholders meeting.

As a result of API's acquisition of Picometrix, Mr. Risser, as a stockholder of Picometrix, received a portion of the consideration paid, including 868,333 shares of API's common stock and a four-year API promissory note in the aggregate principal amount of $966,833 (the "API Note"). The API Note is payable in four annual installments with the first being a payment of $166,667, the second being a payment of $183,333, the third being a payment of $300,000 and the fourth being a payment of $316,833. The API Note bears an interest rate of prime plus 1.0% and is secured by all of the intellectual property of Picometrix. API has the option of prepaying the API Note without penalty. In addition to the API Note, Mr. Risser received approximately $1,1800,000 as consideration for the sale of Picometrix to API.

Mr. Pastor is currently Executive Vice-President of Operations and Chief Financial Officer of Telephonics Corporation. He is also the Chief Executive Officer of TLSI, a wholly owned subsidiary of Telephonics. Mr. Pastor has thirty years experience in a variety of Financial, Administrative and Operational positions in high technology and defense related industries. Mr. Pastor holds a B.S. degree in Marine Engineering from the U.S. Merchant Marine Academy and an M.B.A. from Loyola College in Baltimore.

Mr. Brewer is founder and partner at Brewer & Brewer Law firm since 1989. Brewer & Brewer is headquartered in Newport Beach, California and employs 25 people, with a focus on representation of financial institutions, business litigation, business acquisitions and insurance defense. Mr. Brewer is a graduate of the University of Utah, Cum Laude. Mr. Brewer is currently the primary campaign strategist for Marilyn C. Brewer of California, for US Congress.

Neither Mr. Brewer nor Mr. Pastor has engaged in any transaction during the past two years, nor is there any contemplated transaction in which either Mr. Brewer or Mr. Pastor have a direct or indirect interest, in which an amount involved exceeds $60,000. The board of directors of API has determined that Mr. Brewer and Mr. Pastor are independent within the meaning of the Securities Exchange Act Rule 10A-3 and within the applicable American Stock Exchange definition of independence. Mr. Brewer and Mr. Pastor will be nominated to become directors of API at its 2005 annual shareholders meeting.


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None of Mr. Risser, Mr. Brewer or Mr. Pastor has been appointed to a committee at this time, although it is anticipated that Committee assignments may be considered at upcoming board meetings. A copy of the press release announcing the election of Mr. Risser, Mr. Brewer and Mr. Pastor to the board of directors is attached hereto as Exhibit 99.1.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

 (c) Exhibits:


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

  Exhibit
  Number               Exhibit
  -------              -------
    99.1               Press Release of API dated July 6, 2005.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ADVANCED PHOTONIX, INC.



                                      By:         /s/ Richard Kurtz
                                         ------------------------------------
                                         Richard Kurtz, Chief Executive Officer

Dated: July 6, 2005


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                                 Exhibit Index


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

Exhibit No.            Exhibit description
-----------            -------------------
   99.1                Press Release of API dated  July 6, 2005

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